Exhibit 10.56
LEASE BY AND BETWEEN
OAKLAND 2600/2700, LLC
AS LESSOR
AND
UNITED STATES PHARMACEUTICAL GROUP, LLC
AS LESSEE
LOUISVILLE, KENTUCKY
2700 STANLEY GAULT PARKWAY
SUITE 129
LOUISVILLE, KY 40223
DECEMBER 4, 2007

EASTPOINT BUSINESS CENTER

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EASTPOINT BUSINESS CENTER
INDEX
(continued)

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EASTPOINT BUSINESS CENTER
INDEX
(continued)

Page

22.07 Successors and Assigns	14

22.08 Severability of Invalid Provisions	14

22.09 Definition of the Relationship Between the Parties	14

22.10 Certain Words, Gender and Headings	14

22.11 Quiet Enjoyment	14

22.12 Non-Disturbance	14

22.13 Building Access	14

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WAREHOUSE/DISTRIBUTION
LEASE AGREEMENT
This lease is entered into and made as of the 4th day of December, 2007 by and between Oakland 2600/2700, LLC herein called “Lessor” and United States Pharmaceutical Group, LLC herein called “Lessee”.
W I T N E S S E T H:
ARTICLE I LEASE OF PREMISES
1.01 Lease of Premises. Lessor, in consideration of the rents and covenants specified herein, does hereby lease to Lessee, and Lessee does hereby lease from Lessor, on the terms and conditions hereinafter set forth, the following described space, hereinafter called the “Premises” for the term hereinafter specified.
1.02 Basic Lease Provisions.
A.	2700 Stanley Gault Parkway Suite 129 Louisville, KY 40223

B.	Total Leasable Area: 135,778 SF
C. Leasable Area in the Premises: 18,950 square feet, of which 15,165 square feet is office space and 3,785 square feet is warehouse space as verified by Lessor’s architect, Tucker, Booker Donhoff. When space plans are finalized, the parties will adjust the square footage numbers as necessary.
D. Permitted Use of Premises: Administrative, data, warehouse, and storage use.
E. Term: sixty-eight (68) months, beginning on June 15, 2008 (the “Commencement Date”), and ending February 14, 2014 (the Expiration Date”), to be adjusted to construction completion and acceptance. During the first five months of the Term, Lessee shall receive a Rent, CAM, Real Estate Tax, and Insurance cost abatement.
Lessee and its contractors shall receive rent free access to the Premises fifteen (15) days prior to the date of substantial completion to perform cabling, fixturing and furniture installations.
The commencement date shall occur on the date which is the later of:
(i)	substantial completion of the improvements by the Lessor and

(ii)	the issuance of a temporary certificate of occupancy by applicable authorities.
Anticipated commencement date is June 6, 2008 subject to the following:
(iii)	Lease execution and plan approval by Lessee on or before November 30, 2007, both parties shall use their best efforts to achieve these tasks on schedule.

(iv)	Construction drawing approval by Lessee on or before December 15, 2007.
Lessor shall agree if substantial completion of the entire Premises is not delivered within one hundred ninety-eight (198) days from full Lease execution, a $580.00 per day penalty shall be charged to Lessor and credited against rent. In the event substantial completion is delayed and such delay is a the result of failure on behalf of Lessor, or its agents, the penalty provisions of this paragraph 1.02 shall apply and not be tolled or nullified. In the event substantial completion is delayed and such delay is the result of any failure on the part of Lessee or its agents, the implementation of the aforementioned daily penalty shall be delayed by one day for each such day of delay caused by Lessee or its agents.
F. Renewal term: Two (2) Five (5) Year Options.

G. Annual Base Rent: Months 1-5: Base Rent abated; Annual Base Rent: $190,993.60.
H. Monthly Installments of Base Rent for Months 1-5: Base Rent abated; Months 6-68: $15,916.13.
Should Lessee’s percentage of office/warehouse to total premises size change, the net based rent shall be adjusted using a net rent of $11.50 per square foot for office and $5.79 per square foot for air-conditioned warehouse space.

Rent Payable to:	Oakland 2600/2700 LLC
4010 Collins Lane
Louisville, Kentucky 40245
I. Renewal Annual Rent Adjustment: If option to extend is exercised, annual rental during the term(s) shall be determined in accordance with the provisions of Paragraph 17.01.
J. Monthly Pass Thru Contribution: Except for the abatement provided for in Paragraph 1.02E, Lessee shall pay $3,316.25 per month, as additional rent, to reimburse taxes, insurance, and common area maintenance, management fees, Eastpoint Business Center Association dues, etc. which is estimated to be at $2.10 per square foot.
At the end of the Lessor’s fiscal year, an annual reconciliation is done. In the event that the aggregate of Lessee’s payments of its estimated share of the Operation Costs during any year is less than the actual amount due from the Lessee, then such deficiency shall be paid to Lessor within thirty (30) days after demand thereof. In the event that the aggregate of Lessee’s payments of its estimated share of the Operation Costs during any year is more than the actual amount due from Lessee, then such excess shall be credited against Lessee’s estimated share of the Operation Costs due in the following calendar year. When Lessee vacates the Premises at the end of lease term, they will still be responsible for reconciliation for their prorata share of the terminated lease year charges. Said reconciliation billing will occur in the year following the lease termination.

K.	Lessee Finish Allowance: Exhibit B

L.	Security Deposit: $15,916.13.

M.	Broker(s):	Stephan F. Gray Commercial Kentucky, Inc. 333 E. Main Street, Suite 510 Louisville, KY 40202

Lewis Borders NTS Commercial Realty, Inc. 10172 Linn Station Road Louisville, KY 40223

N.	Addresses for Notices and Payments:

	Lessor:	Oakland 2600/2700, LLC 4010 Collins Lane Louisville, KY 40245

	Lessee:	Susan Hill, Senior Vice President United States Pharmaceutical Group, LLC 12530 Westport Road, Suite _____ Louisville, KY 40245

With a copy to:	NationsHealth 13630 N.W. 8th Street, Suite 210 Sunrise, FL 33325 Attention: Chief Executive Officer Phone: (954) 903-5000 Fax: (954) 903-5008

and

13630 N.W. 8th Street, Suite 210 Sunrise, FL 33325 Attention: Chief Legal Officer Phone: (954) 903-5840 Fax: (954) 903-5235
O. Expansion Option. Lessor shall offer Lessee for a period of three (3) years from Lease Commencement, a Right of First Refusal on the entire space contiguous to the Premises, provided Lessee is not in material default of the Lease. For purposes of this Paragraph 1.02(O), Lessee shall not be considered to be in default until all applicable cure periods have expired.
Upon receipt by Lessor of a bona fide acceptable offer (“Offer”) from a third party on any space contiguous to the Premises, which Lessor is willing to accept, Lessor shall present the Offer to Lessee and Lessee shall have five (5) business days to accept the terms of the Offer and notify Lessor in writing. In the event Lessee does not accept the terms or does not offer timely notice of its intent to the Lessor, Lessee shall have no further right to the space contiguous to the Premises and Lessor shall have no further obligation to Lessee with regard to the expansion option. Provided however, that if such lease was not signed in accordance with the Offer, Lessee’s Right of First Refusal shall remain in effect until the end of three (3) years from Lease Commencement.
1.03 Description of the Premises.
A. The Premises. The Premises, containing the number of leasable square feet specified in Item C of the Basic Lease Provisions, are known or are attached to and made a part of this Lease and marked “Exhibit A and Exhibit A-1.
B. The Common Areas. The term “Common Areas”, as used in this Lease, refers to the areas of the land which are designed for use in common by all Lessees of the Park and their respective employees, agents, customers, invitees and others, and includes, by way of illustration and not limitation, sidewalks, driveways, parking areas, landscaped areas and other areas as may be designated by Lessor as part of the Common Areas of the Park.
ARTICLE II TERM AND POSSESSION
2.01 Term. The term of this Lease shall be for the period of years and months specified in Item E of the Basic Lease provisions and shall begin and end on the Commencement date and Expiration Date, respectively, specified in Item E, unless such dates are postponed as provided in Section 2.03 or unless this Lease is terminated earlier as provided elsewhere herein.
2.02 Early Occupancy. If the Premises are ready for occupancy prior to the Commencement Date, Lessor may, at Lessee’s request, deliver possession of the Premises to Lessee at such time, and Lessee may occupy the Premises as a Lessee from month-to-month, subject to all the terms, conditions and covenants of this Lease other than as to the term and the obligation to pay the Annual Rental Adjustment. In such event, Lessee shall be responsible for payment of all utilities associated with the Premises, but shall be entitled to a Base Rent abatement and an abatement of CAM, Real Estate Taxes and Insurance costs for the period between the date Lessor delivers possession of the Premises to Lessee and the Commencement Date.
2.03 Delayed Possession. If Lessor cannot deliver possession of the Premises to Lessee by the Commencement Date, this lease shall not be void or voidable, and except for the $580.00 per day penalty commencing on June 1, 2008, provided for in Paragraph 1.01E, Lessor shall not be liable to Lessee for any loss or damage resulting therefrom. The Commencement Date shall be postponed to the earlier of (i) the date upon which Lessor delivers and Lessee accepts possession of the Premises or (ii) the thirtieth (30th) day after Lessor shall have notified Lessee in writing that the Premises are ready for occupancy. In the event of such postponement, Lessee’s obligation to pay rent shall be postponed for a like number of days, but the Expiration Date shall be extended to equal the term stated in 1.02 E.

If Lessor is unable to deliver possession of the Premises to Lessee by the Commencement Date because Lessee has requested substantial changes in the plans and specifications or because of other causes attributable to Lessee, then the term shall begin, and Lessee shall pay to Lessor all rent due, as of the Commencement Date, even though Lessee has not taken possession of the Premises by such date.
Notwithstanding the foregoing, if Lessor is unable to deliver possession of the Premises to Lessee or to notify Lessee that the Premises are ready for occupancy within thirty (30) days after the Commencement Date, than Lessee may terminate this Lease by giving Lessor written notice to that effect, whereupon each party shall be released from all further obligations and liability hereunder.
2.04 Lessee’s Acceptance of the Premises. Upon delivery of possession of the Premises to Lessee, Lessor shall give Lessee a letter to be signed by a representative of Lessee acknowledging (i) the original or revised Commencement Date and Expiration Date of this Lease, and (ii) that Lessee has accepted the Premises for occupancy and that the condition of the Premises and the Building was at the time satisfactory and in conformity with the provisions of this Lease in all respects, except for any defects as to which Lessee shall give written notice to Lessor within thirty (30) days after such delivery. Lessor shall promptly thereafter correct all such defects. Lessee’s letter shall become a part of this Lease. If Lessee takes possession of and occupies the Premises, Lessee shall be deemed to have accepted the Premises in the manner described herein, even though said letter has not been given to Lessor.
2.05 Surrender of the Premises. Upon the expiration or earlier termination of this Lease, or upon the exercise by Lessor of its right to re-enter the Premises without terminating this Lease, as provided in Section 16.02, Lessee shall immediately surrender the Premises to Lessor, in broom-clean condition and in good order, condition and repair, except for ordinary wear and tear. Upon such expiration or termination, Lessee shall have the right to remove its property (as described in Section 9.04), and Lessee shall promptly repair any damage caused by such removal, failing which Lessor may restore the Premises at Lessee’s expense. Any merchandise, material or waste left in the Premises or adjacent interior or exterior areas by Lessee after the end of the term may be removed by Lessor without notice to Lessee, and Lessee agrees to reimburse Lessor for the cost of such removal. Notwithstanding the foregoing provisions of this Paragraph 2.05, (i) the condition of the Premises at surrender shall not be required to be better than the condition of the Premises on the Commencement Date of this Lease, and (ii) Lessee shall not be required to remove any phone and data cabling installed by Lessee.
2.06 Holding Over. In the event Lessee holds over and remains in possession of the Premises with the consent of Lessor after the expiration of earlier termination of this Lease, Lessee shall be deemed to hold the Premises as a Lessee from month-to-month, and all of the terms, conditions and covenants of this Lease shall be applicable during the hold-over period, except that the Lessee shall pay Lessor as rental for the period of such hold-over an amount equal to one and one-half times the monthly installments of base rent payable at the time of such expiration or earlier termination or the then prevailing rate for space of similar size and quality in Eastpoint Business Center, whichever is greater. Notwithstanding the foregoing, no holding over by Lessee shall operate to extend this Lease, and Lessee shall vacate and surrender the Premises to Lessor upon Lessee’s being given thirty (30) days prior written notice from Lessor to vacate.
ARTICLE III RENT
3.01 Base Rent. Lessee shall pay to Lessor as base rent for the Premises the annual sum specified in Item G of the Basic Lease Provision, payable in equal consecutive monthly installments as specified in Item H of the Basic Lease Provisions, in advance, without deduction or offset, or before the first day of each and every calendar month during the term of this Lease, provided, however, that if the Commencement Date shall be a day other than the first day of a calendar month the base rent installment for such month shall be pro-rated.

3.02 Late Payments. It is understood and agreed by Lessee that time is of the essence in the payment of monthly rentals, and same are due and owing on the first day of each month. Late payments constitute default under Article XVI, however, Lessor, at his sole option, after the tenth (10th) day of each month, may allow Lessee to cure such default by paying the amount due, plus interest at the rate of one and one-half (1-1/2) percent per month, plus a service charge of ten dollars ($10.00) for each month or fraction thereof that Lessee is in default.
3.03 Automatic Draft. (i) If Lessee suffers an event of default beyond any applicable notice and cure period in the Lease more than one (1) time in any calendar year, Lessor may, at its sole option, upon not less than thirty (30) days’ prior notice to Lessee, require Lessee to promptly execute and deliver to Lessor any documents, instruments, authorizations, or certificates required by Lessor to give effect to an automated debiting system, whereby any or all payments of monthly installments of Base Rent by Lessee shall be debited monthly or from time to time, as determined by Lessor, from Lessee’s account in a bank or financial institution designated by Lessee and credited to Lessor’s bank account as Lessor shall designate from time to time. (ii) Lessee shall promptly pay all service fees and other charges connected therewith, including, without limitation, any charges resulting from insufficient funds in Lessee’s bank account. (iii) In the event that Lessee elects to designate a different bank or financial institution from which any monthly installments of Base Rent under the Lease is automatically debited, notification of such change and the required documents, instruments, authorizations, and certificates specified in subsection (i) must be received by Lessor no later than thirty (30) days prior to the date such change is to become effective. (iv) Lessee agrees that it shall remain responsible to Lessor for all payments of monthly installments of Base Rent pursuant to the Lease, even if Lessee’s bank account is incorrectly debited in any given month. Such Rent shall be immediately payable to Lessor upon written demand. (v) Lessee’s failure to properly designate a bank or financial institution or to promptly provide appropriate information in accordance with this Section shall constitute an Event of Default.
3.04 Additional Rent. Lessee agrees to pay to Lessor, as additional rent, Lessee’s share of the expenses incurred by Lessor for the following:
A. Those services which, for the convenience of Lessor and Lessees, are to be provided by Lessor under the terms of this Lease, but the costs of which are the responsibility of the Lessee. Lessee agrees to pay its pro-rata share of the cost of those services. Lessee’s pro-rata share is the percentage determined by dividing the leasable area in the Premises by the total leasable area in Oakland 2600/2700, LLC.
B. If Lessor is required to make any capital expenditures by any city, state or federal agency for any purposes during the term of this Lease, such expenditures by Lessor shall be at Lessor’s expense without reimbursement from Tenant.
ARTICLE IV LESSEE FINISH IMPROVEMENTS
4.01 Improvements. Lessee finish improvements shall be made by Lessor as set out in Exhibit B to this Lease. All such improvements shall become the property of the Lessor.
ARTICLE V USE OF PREMISES
5.01 Covenants Regarding Use. In connection with its use of the Premises, Lessee agrees to the following:
A. Lessee shall use the Premises and conduct its business thereon for the purpose specified in Item D of the Basic Lease Provisions in a safe, careful, reputable and lawful manner, conforming to good practice in Lessee’s trade or industry and to reasonable recommendations of Lessor’s insurance underwriters. Lessee agrees to fully cooperate with the Lessor and neighboring Lessees in the full utilization of the common areas and the Premises generally to the benefit of all Lessees.
B. Lessee shall not commit, nor allow to be committed, in, on or about the Premises of the Building, any act of waste, including any act which might deface, damage or destroy the Building or any part thereof. Lessee shall not overload the floors of the Premises beyond their designed weight-bearing capacity.

C. Lessee shall not use the Premises in any manner deemed hazardous because of fire risk or otherwise or, unless Lessor shall first consent in writing, for any purpose other than hereinbefore stated. No hazardous substance or equipment shall be brought or kept on the Premises or adjacent areas or stored or used herein, without the prior written consent of Lessor. If any of Lessee’s operations produce gases, vapors, odors, smoke, residuary material or noise disturbing to Lessor or the Lessees of Lessor’s property, Lessee will, on Lessor’s written request, forthwith cease such operation or install ventilating or other apparatus to eliminate such disturbances. If Lessee installs equipment which unbalances or overloads electric equipment or wiring in or about the Premises, it shall correct such unbalanced or overloaded condition and replace equipment or wiring thereby damaged at its own expense. If Lessee deposits grease or other substances in sewers or drains serving the Premises, it shall have such sewers or drains cleaned at its expense as often as Lessor considers necessary for their continuous and unrestricted operation.
D. Lessee shall not use the Premises, or allow the Premises to be used, for any purpose or in any manner which would invalidate any policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable on any such insurance policy. Should Lessee fail to comply with this covenant, Lessor may, at its option, require Lessee to stop engaging in such activity or to reimburse Lessor as additional rent for any increase in premiums charged during the term of this Lease on the insurance carried by Lessor on the Premises and attributable to the use being made of the Premises by Lessee. Lessee agrees to provide and maintain appropriate fire equipment as determined and recommended by the Kentucky Inspection Bureau and in accordance with State and Municipal Fire Regulations which may be required by the Lessee’s use of the Premises.
E. Lessee shall not inscribe, paint, affix or display any signs, advertisements or notices on the Building or in the windows of the Premises. Lessee may, at its expense, place signage on the eyebrow of the building subject to Lessor’s review and approval.
5.02 Access to and Inspection of the Premises. Lessor, its employees, agents and any mortgagee of the Building shall have the right to enter any part of the Premises at reasonable times with advance notice to Lessee for the purpose of examining same, showing the same to prospective purchasers, or mortgagees and making such repairs, alterations or improvements to the Premises or the Building as Lessor may deem necessary or desirable. If representatives of Lessee shall not be present at any time when such entry is necessary or permitted hereunder, Lessor, its employees and agents may enter the Premises by means of a master or pass key or otherwise. Lessor shall incur no liability to Lessee for such entry nor shall such entry constitute an eviction of Lessee or a termination of this Lease or entitle the Lessee to any abatement of rent therefore. During the last six (6) months of the Lease term, Lessor is permitted to show the Premises to prospective lessees and to display a “for rent” sign on the exterior of the Premises.
ARTICLE VI UTILITIES AND OTHER BUILDING SERVICES
6.01 Responsibility for Utilities and Services. Lessee shall pay for gas, electricity, water, and sewer usage on the Premises. Lessee shall bear the cost of non-capital repair and maintenance of all mechanical and electrical systems used by Lessee on the Premises, except for damage occasioned by any act or negligence of Lessor, its agents and employees in which event such damage shall be promptly repaired at Lessor’s sole cost and expense. Lessee shall not be responsible for any replacement of capital items which shall be at Lessor’s expense.
Lessee further agrees to contribute to the “Maintenance Fund” its pro-rata share of the maintenance and repairs of the common and parking areas on said Premises, including the cleaning of exterior windows (if any), water and sprinkler service, grass mowing, pest control, parking lot and sidewalk cleaning and snow removal of parking lot and sidewalks, exterior lighting, etc., and to pay for its pro-rata share within fifteen (15) days of billing. As stated in Section 3.04, “pro-rata” shall include the gross square footage of the Premises occupied by the Lessee as the numerator and the total square footage of the building (or complex) as the denominator, multiplied by the total charge for the above common services.
Lessee will also pay a prorata share of any charges of CAM for Eastpoint Business Center Association.

6.02 Additional Services. If Lessee requests any building services in frequency, scope, quality or quantities substantially greater than that which Lessor determines are normally required by other Lessees in the Building, then Lessor shall use reasonable efforts to attempt to furnish Lessee with such additional building services. The cost thereof shall be borne by Lessee, who shall reimburse Lessor for the same as additional rent as provided in Section 3.03.
6.03 Interruption of Services. Lessee understands and acknowledges that any one or more utilities or other building services identified may be interrupted by reason of accident, emergency or other causes beyond Lessor’s control, or may be discontinued or diminished temporarily by Lessor or other persons until certain repairs, alterations or improvements can be made; that Lessor does not represent or warrant the uninterrupted availability of such utilities or building services; and that any such interruptions shall not be deemed an eviction or disturbance of lessee’s right to possession, occupancy and use of the Premises or any part thereof or render Lessor liable to Lessee for damages by abatement of rent or otherwise or relieve Lessee from the obligation to perform its covenants under this Lease. Provided however, if any such interruption is occasioned by any act or negligence of the Lessor, its agents or employees, then in which event such damage shall be promptly repaired at Lessor’s sole cost and expense.
ARTICLE VII PARKING
7.01 Parking. Lessee, its employees, agents, customers and invitees, shall have the right to use the parking lot in common with the other Lessees. Should Lessee need to implement its disaster recovery plan at the Premises, Lessor shall use its best efforts to accommodate Lessee’s increased parking requirement on a temporary basis at the project or at other projects owned by Lessor or its affiliates in the vicinity.
ARTICLE VIII REPAIRS, MAINTENANCE, ALTERATIONS, IMPROVEMENTS AND FIXTURES
8.01 Repair and Maintenance. Lessor shall have the right to enter the Premises at all reasonable or necessary times with advance notice to Lessee to examine their condition or to make repairs Lessor is required to make under this Lease or that become necessary in the operation of Lessor’s property. Lessor’s obligations hereunder shall be subject to the provisions of Section 9.01 pertaining to Casualty Damage.
Lessor shall maintain in good order, condition and repair, roof, exterior walls (except any doors, windows or dock seals or dock levelers or shelters therein), any structural portions of the Building, Premises, loading areas, and parking areas, making any repairs thereto becoming necessary during the term unless occasioned by any act or negligence of Lessee, its agents, employees or invitees in which event such damage shall be promptly repaired at Lessee’s sole cost and expense.
8.02 Repair and Maintenance by Lessee. Lessee shall keep and maintain the Premises, dock and loading areas free from dirt and refuse and in good order, condition and repair, fair wear and tear excepted. Lessee shall promptly make all repairs or replacements becoming necessary during the term (except as provided in Section 9.01 pertaining to Casualty Damage), including, but not without limitation, repairs or replacements of windows, doors, glass (which shall be replaced with glass of the same size and quality), electrical, plumbing and sewage lines on the Premises, fixtures, interior walls, floor covering, ceilings and all appliances within the Premises, unless occasioned by any act or negligence of Lessor, its agents and employees, in which event such damage shall be promptly repaired at Lessor’s sole cost and expense. Lessor shall keep sidewalks clean and unobstructed and free from ice and snow. Lessor shall be solely responsible for any capital expenditures.
8.03 Common Area Maintenance. Lessee agrees to pay its pro-rata share of the maintenance and repairs of the common and parking areas as detailed in Section 6.01. Lessee further agrees that should any repairs or maintenance to said areas become necessary due to any act or negligence of Lessee, its agents, employees or invitees, such damage shall be promptly repaired at Lessee’s sole cost and expense.

8.04 Alterations or Improvements. Lessee may make, or may permit to be made, alterations or improvements to the Premises, but only if Lessee obtains the prior written consent of Lessor. Lessor’s approval shall not be required for (i) decorative items and (ii) non-structural improvements costing less than $10,000 in the aggregate per annum. Lessee shall make the same in accordance with all applicable laws and building codes, in a good and workmanlike manner and in quality equal to or better than the original construction of the Building and shall comply with such requirements as Lessor considers necessary or desirable, including without limitation, requirements as to the manner in which and the times at which such work shall be done and the contractor or subcontractors to be selected to perform such work. Lessee shall promptly pay all costs attributable to such alterations and improvements and shall indemnify Lessor against any mechanic’s liens or other liens or claims filed or asserted as a result thereof as provided in Article XII, and against any costs or expenses which may be incurred as a result of building code violations attributable to such work. Lessee shall promptly repair any damage to the Premises or the Building caused by any such alterations or improvements and shall, at Lessee’s expense, but subject to Lessor’s approval, make all additions to or changes in location of heating, plumbing, sprinkler or electrical equipment in the Premises made necessary by such alterations or improvements.
8.05 Trade Fixtures. Any trade fixtures and/or equipment installed on the Premises by Lessee shall be removed on the expiration or earlier termination of this Lease unless requested to be left in Premises provided that Lessee is not then in default, that Lessee bears the cost of such removal and further that Lessee repairs, at its own expense, any and all damage to the Premises resulting from such removal. If Lessee fails to remove any and all such trade fixtures and/or equipment from the Premises on the expiration or earlier termination of this Lease, the same shall become the property of Lessor unless Lessor elects to require their removal, in which case Lessee shall promptly remove same at its expense and restore the Premises to their prior condition.
ARTICLE IX FIRE OR OTHER CASUALTY; CASUALTY INSURANCE
9.01 Casualty Damage. If the Premises shall be damaged or destroyed by fire or other casualty covered by Lessor’s policies of fire and extended coverage insurance and such damage or destruction could be repaired within 90 working days, then Lessor shall proceed to repair such damage or destruction and to restore the Premises as nearly as practicable to their condition immediately preceding such damage or destruction. If the Premises cannot reasonably be restored within 90 working days, then Lessor may, but shall not be required to, restore the Premises in accordance with the foregoing, and Lessor shall give Lessee prompt written notice of its decision. If Lessor elects not to restore the Premises, then Lessee may restore the Premises, at its sole cost and expense after giving written notice of Lessor’s election not to restore the Premises. If neither party elects to restore the Premises, this Lease shall terminate as of the date of such damage or destruction and both parties shall be released from further liability hereunder, without prejudice, however, to any rights accruing to either party prior to the date of such damage or destruction.
If Lessor elects or is required to restore the Premises and promptly commences and thereafter diligently pursues such restoration, this Lease shall not terminate, notwithstanding that the actual time required for such repairs or restoration may exceed that contemplated by the parties, but Lessee shall be entitled to a temporary pro-rata reduction in rent.
9.02 Casualty Insurance. Lessor shall carry a policy of fire and extended coverage insurance which insures the Building, including the Premises, against loss or damages by fire or other casualty provided, however, that Lessor shall not be responsible for, and shall not be obligated to insure against, any loss of or damage to any personal property or trade fixtures of Lessee or any additional improvements which Lessee may construct on the Premises. Lessor shall pay all of the yearly premiums due upon said policy, and Lessee shall contribute as part of the maintenance fund its pro-rata share of such insurance coverage. If any alterations or improvements made by Lessee result in an increase in the premiums charged during the term of this Lease on the casualty insurance carried by Lessor on the Building, then the cost of such increase in insurance premiums shall be borne by Lessee, who shall be separately billed therefore and shall reimburse Lessor for the same as additional rent.
9.03 Waiver of Subrogation. Lessor and Lessee each agree to cause to be included in their respective policies of fire and extended coverage insurance the agreement of the issuer thereof that said policies shall not be invalidated by a waiver of claim by the insured against the Lessor or Lessee as the case may be, and each will furnish evidence thereof to the other. In addition to any other waiver herein, Lessor and Lessee each hereby waive any claim against the other for any loss resulting from any cause including the negligence of the other to the extent of the insurance proceeds available therefore.

9.04 Personal Property, Trade Fixture and Additional Improvements. Lessor shall have no responsibility for the care or safety of trade fixtures, merchandise or other property kept on the Premises by Lessee or any additional improvements which Lessee may construct on the Premises, and shall not be liable for any damage caused directly or indirectly by acts or omissions of other Lessees of Lessor’s property or by water or steam leaking, escaping or bursting from any sprinkler equipment, water seam or other pipes, washstands, tanks, water closets or sewers in, above, under, upon or about the Premises. Any such damage to the Building or the Premises of other Lessees, caused by the acts or neglect of Lessee may be repaired by Lessor, at his option, and Lessee shall reimburse Lessor for the cost thereof.
ARTICLE X GENERAL PUBLIC LIABILITY, INDEMNIFICATION AND INSURANCE
10.01 Lessee’s Responsibility. Lessee shall assume the risk of, be responsible for, have the obligation to insure against and indemnify Lessor and hold it harmless from any and all liability for any loss of or damage or injury to persons (including death resulting there from) or property occurring in, on or about the Premises, except for that caused by the negligence of Lessor, its agents or employees or by breach of Lessor’s obligation hereunder, and Lessee hereby releases Lessor from any kind and all liability for the same. Lessee’s obligation to indemnify Lessor hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including attorneys’ fees, incurred in connection therewith.
10.02 Lessee’s Insurance. Lessee, in order to enable it to meet its obligation to insure against the liabilities specified in this Lease, shall at all times during the term of this Lease carry, at its own expense, for the protection of Lessee and Lessor, as their interests may appear, one or more policies of general public liability and property damage insurance, issued by one or more insurance companies acceptable to Lessor, with the following minimum coverages:
A.	Workers Compensation — Minimum statutory amount
B.	Comprehensive General — Not less than $1,000,000
Liability Insurance Combined single limit for
including Blanket              both bodily injury and
Contractual Liability,        property damage
Broad Form Property
Damage, Personal Injury,
Completed Operations,
Products Liability,
Fire Damage
Such insurance policy or policies shall name Lessor as an additional insured, as its interest may appear, and shall provide that they may not be canceled or otherwise terminated on less than thirty (30) days prior written notice to Lessor. Lessee shall furnish Lessor with a copy of all Certificates of Insurance evidencing such coverages.
ARTICLE XI EMINENT DOMAIN
11.01 Eminent Domain. If any part of the Premises, or a substantial part of the Buildings on the Premises shall be taken by eminent domain, or by agreement between the Lessor and the condemnor resulting from the threat of eminent domain, this Lease shall cease and terminate from the date of title vesting in the condemnor and the Lessee shall have no claim against the Lessor for the value of any unexpired term of this Lease.
ARTICLE XII LIENS
12.01 Liens. If, because of any act or omission of Lessee or any person claiming by, through or under Lessee, any mechanics lien or other lien shall be filed against the Premises or the Building or against other property of Lessor (whether or not such lien is valid or enforceable as such), Lessee shall, at its own expense, cause the same to be discharged of record within thirty (30) days after the date of filing thereof, and shall also indemnify Lessor and hold it harmless from any and all claims, losses, damages, judgments, settlements, costs and expenses, including attorneys’ fees, resulting there from or by reason thereof. Lessor may, but shall not be obligated to, pay the claim upon which such lien is based so as to have such lien released of record; and, if Lessor does so, then Lessee shall pay to Lessor as additional rent, upon demand, the amount of such claim, plus all other costs and expenses incurred in connection therewith, plus interest thereon at the rate of eighteen percent (18%) per year until paid.

ARTICLE XIII RENTAL, PERSONAL PROPERTY AND OTHER TAXES
13.01 Taxes. Lessee shall pay before delinquency any and all taxes, assessments, fees or charges, including any sales, gross income, rental, business occupation or other taxes, levied or imposed upon Lessee’s business operations in the Premises and any personal property or similar taxes levied or imposed upon Lessee’s trade fixtures, leasehold improvements or personal property located within the Premises. In the event any such taxes, assessments, fees or charges are charged to the account of, or are levied or imposed upon the property of Lessor, Lessee shall reimburse Lessor for the same upon demand. (Lessor shall pay all real property taxes, provided, however, Lessee shall pay, when due, its pro-rata share of real estate taxes levied against Eastpoint Business Center.
ARTICLE XIV ASSIGNMENT AND SUBLETTING
14.01 Assignment and Subletting. The Lessee shall not have the right to assign this lease or sublease the Premises in whole or in part without first obtaining the written consent of the Lessor which consent shall be discretionary with the Lessor. In the event of a permitted assignment or subletting, Lessee shall nevertheless at all times, remain fully responsible and liable for the payment of rent and the performance and observance of all Lessee’s other obligations under the terms, conditions and covenants of this Lease. No assignment or subletting shall be binding upon Lessor unless such assignee or sublessee shall deliver to Lessor an instrument (in recordable form, if requested) containing an agreement of assumption of all of Lessee’s obligations under this Lease. Upon the occurrence of an event of default, if any part of the Premises are then assigned or sublet, Lessor in addition to any other remedies provided by this Lease or by law may, at its option, collect directly from the assignee or sublessee all rent becoming due to Lessor by reason of the assignment or subletting. Any collection by Lessor from the assignee or sublessee shall not be construed to constitute a waiver or release of Lessee from the further performance of its obligations under this Lease or the making of a new lease with such assignee or sublessee.
Notwithstanding the provisions of Section 14.01, Lessee shall have the right, without Lessor’s consent, to assign this Lease to a corporation with which it may merge or consolidate, to any parent, affiliate or subsidiary of Lessee or subsidiary of Lessee’s parent, or to a purchaser of substantially all of Lessee’s assets, if the assignee executes an agreement assuming Lessee’s obligations.
ARTICLE XV TRANSFERS BY LESSOR
15.01 Sale and Conveyance of the Building. Lessor shall have the right to sell and convey the Building at any time during the term of this Lease, subject only to the rights of Lessee hereunder, and such sale and conveyance shall operate to release Lessor from liability hereunder after the date of such conveyance.
15.02 Subordination. Lessor shall have the right to subordinate this Lease to any mortgage placed upon the Building by so declaring in such mortgage, and the recording of any such mortgage shall make it prior and superior to this Lease regardless of the date of execution or recording of either document. Lessee shall, at Lessor’s request, execute and deliver to Lessor, without cost, any instrument which may be necessary to confirm the subordination of this Lease. Notwithstanding the foregoing, no default by Lessor under any such mortgage shall affect Lessee’s rights hereunder so long as Lessee is not in default under this Lease. Lessee shall, in the event any proceedings are brought for the foreclosure of any such mortgage, attorn to the purchaser upon any such foreclosure and recognize such purchase as the Lessor under this Lease.

ARTICLE XVI DEFAULTS AND REMEDIES
16.01 Defaults by Lessee. The occurrence of any one or more of the following events shall be a default and breach of this Lease by Lessee.
A. Lessee shall fail to pay any monthly installment of rent within ten (10) days after same is due and payable.
B. Lessee shall fail to perform or observe any term, condition, covenant or obligation under this Lease, other than payment of rent, and the failure is not cured within thirty (30) days after written notice from Lessor specifying the alleged default and the applicable Lease provisions.
Notwithstanding the provisions of Section 16.01B, if a default cannot reasonably be cured within thirty (30) days, Lessee shall not be in default of this Lease if Lessee commences to cure the default within the thirty (30) day period and diligently and in good faith continues to cure the default.
C. Intentionally Omitted
D. A trustee or receiver shall be appointed to take possession of substantially all of Lessee’s assets or of Lessee’s interest in this Lease; Lessee makes an assignment for the benefit of creditors; or substantially all of Lessee’s assets in, on or about the Premises or Lessee’s interest in this Lease are attached or levied upon under execution.
E. A petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Lessee pursuant to any federal or state statute and Lessee fails to secure a stay or discharge thereof within sixty (60) days after the filing of the same.
16.02 Remedies of Lessor. Upon the occurrence of any event of default set forth in Section 16.01, Lessor shall have the following rights and remedies, in addition to those allowed by law, any one or more of which may be exercised without further notice or demand upon Lessee.
A. Lessor may re-enter the Premises and cure any default of Lessee, in which event Lessee shall reimburse Lessor on demand for any cost and expenses which Lessor may reasonably incur to cure such default, and Lessor shall not be liable to Lessee for any loss or damage which Lessee may sustain by reason of Lessor’s action, unless caused by Lessor’s negligence.
B. Lessor may terminate this Lease as of the date of such default, and Lessee shall immediately surrender the Premises to Lessor; upon failure of Lessee to surrender the Premises, Lessor may enter the Premises and dispossess Lessee or any other occupants of the Premises by force, summary proceedings, ejectment or otherwise, and may remove their effects, without prejudice to any other remedy which Lessor may have for possession or arrearage in rent. Notwithstanding the termination of this Lease, Lessee shall be obligated to pay rent which would have been due under this Lease for the balance of the term as it becomes due to Lessor together with all loss or damage which Lessor may reasonably sustain by reason of such termination less rent Lessor receives from any reletting.
C. Lessor may, without terminating this Lease, enter upon the Premises and re-let all or any part of the Premises for a term different from that which would otherwise have constituted the balance of the term of this Lease and for rent and on terms and conditions different from those contained herein, whereupon Lessee shall be obligated to pay to lessor as liquidated damages the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Premises, for the period which would otherwise have constituted the balance of the term of this Lease, together with all of Lessor’s reasonable costs and expenses for preparing the Premises for re-letting, including all repairs, broker’s fees attributable to the period up to the expiration date and attorneys’ fee and all other loss or damage which Lessor may sustain thereby.
16.03 Limitation of Lessor’s Liability. If Lessor shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease and if Lessee shall, as a consequence thereof, recover a money judgment against Lessor, Lessee agrees that it shall look solely to Lessor’s right, title and interest in Eastpoint Business Center for collection of such judgment.

The references to “Lessor” in this Lease shall be limited to mean and include only the owner or owners, at the time of the fee simple interest in Eastpoint Business Center, it being intended hereby that the terms, conditions, covenants and obligations of this Lease shall be binding upon Lessor, its successors and assigns, only during and in respect of their successive periods of ownership during the term of this Lease.
16.04 Non-Waiver of Defaults. The failure or delay by Lessor to enforce or exercise at any time any of the rights or remedies or other provisions of this Lease shall not be construed to be a waiver thereof, nor affect the validity of any part of this Lease or the right of the Lessor thereafter to enforce each and every such right or remedy or other provision. No waiver of any default and breach of the Lease shall be held to be a waiver of any other default and breach. A waiver by Lessor of any rights or remedies, or other provisions of this Lease shall not be valid unless in writing and signed by Lessor. The receipt by Lessor of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Lessee’s check or any letter accompanying Lessee’s check by deemed an accord and satisfaction, and Lessor may accept such payment without prejudice to Lessor’s right to recover the balance of the rent due or to pursue any other remedies provided in this Lease.
16.05 Attorney’s Fee. If either party commences an action against the other party arising out of or in connection with the Lease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys’ fees and cost of suit.
ARTICLE XVII RENEWAL OPTION
17.01 Renewal Option. If Lessee is not in material default in the performance or observance of any of the terms, conditions, covenants or obligations of this Lease, Lessee shall have the option to renew this Lease for two (2) additional terms as specified on Page 1 paragraph I, of the Basic Lease Provisions, upon the same terms and conditions as this Lease, except that the base rent for such renewal term shall be at the then prevailing market rate for comparable flex space in the same submarket. For purposes of this Paragraph 17.01, Lessee shall not be considered to be in default until all applicable cure periods have expired. Under no circumstances shall the rent for the option term be less than the previous term. Should the parties not agree on the base rent, three (3) independent appraisers shall be employed to determine market rate and the average rent of the three shall prevail. Appraiser expenses shall be equally divided between the parties.
Lessee shall exercise its option to renew the Lease by notifying Lessor in writing of its intention to renew, at least six (6) months prior to the expiration of the initial term.
ARTICLE XVIII PREMISES TO BE VACATED AT END OF TERM
18.01 Vacation of Premises. At the expiration of the term specified in this Lease, or any extension thereof, if extended pursuant to the terms of this Lease, the Lessee shall vacate the Premises and surrender the same to Lessor without further notice or demand from Lessor, and said Premises shall be in as good order and condition, reasonable wear and tear, damage from the elements, fire or act of God excepted.
ARTICLE XIX SUBSTITUTION OF PREMISES — INTENTIONALLY OMITTED
ARTICLE XX NOTICE AND PLACE OF PAYMENT
20.01 Notices. Any notice or demand which is or may be required by the Lease or by law shall be in writing and shall be deemed to have been given, if delivered in person or mailed by Registered or Certified mail, postage prepaid, to the party who is to receive such notice at the address specified in Item M of the Basic Lease Provisions. When so mailed, the notice shall be deemed to have been given as of the date it was mailed. The address specified in Item M of the Basic Lease Provisions may be changed by giving written notice thereof to the other party.
20.02 Place of Payment. All rent and other payments required to be made by Lessee to Lessor shall be delivered or mailed to Lessor’s management agent at the address specified in Item M of the Basic Lease Provisions or any other address Lessor may specify from time to time by written notice given to Lessee.

ARTICLE XXI ENVIRONMENTAL CONDITIONS
21.01 Environmental Laws and Hazardous Substances. For purposes herein, the term “Environmental Law(s)” shall mean any federal, state or local statute, law ordinance, code, rule, regulation, order of decree regulating relating to, or imposing liability or standards of conduct concerning any Hazardous Substance, as now or at any time hereafter in effect. For purposes herein, the term “Hazardous Substance(s)” shall have the meaning ascribed in any Environmental Law to any hazardous, toxic or dangerous waste, substance, pollutant or material.
21.02 Compliance with Environmental Laws. Lessee agrees that (i) Lessee will not violate, in connection with the use, lease, maintenance or operation of the Premises and the conduct of Lessee’s business related thereto, any Environmental Laws, (ii) Lessee, its agents, employees, lessees and independent contractors will operate the Premises and will receive, handle, use, store, treat, transport and dispose of all Hazardous Substances in strict and timely compliance with all Environmental Laws. The property shall pass an environmental audit conducted at the expense of Lessee at the termination of the lease.
21.03 Environmental Permits and Licenses. If required under any of the Environmental Laws, Lessee agrees to obtain any and all environmental permits, licenses and approvals required under any Environmental Law.
21.04 Indemnification. Lessee hereby agrees to indemnify Lessor and hold Lessor harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys’ fees, claims for damage to the environment, claims for fines or civil penalties, costs of any settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Lessor by any person or entity or governmental agency for, with respect to Lessee’s violation of the provisions of this Article and the resulting release or threatened release or transportation of, any Hazardous Substance.
Lessor hereby agrees to indemnify Lessee and hold Lessee harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys’ fees, claims for damage to the environment, claims for fines or civil penalties, costs of any settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Lessee by any person or entity or governmental agency for any act by Lessor, its agents or employees resulting in the release or threatened release or transportation of, any Hazardous Substance.
The indemnities provided for in this Paragraph 21.04 shall survive the assignment or termination of this Lease.
21.05 Lessor Warrants. Lessor warrants that the Premises shall be in compliance with all Environmental Laws on the Commencement Date of this Lease and that the premises shall not contain any asbestos or other hazardous materials. Lessor further warrants that on the Commencement Date the Premises may be legally used for the purposes permitted hereunder.
ARTICLE XXII MISCELLANEOUS GENERAL PROVISIONS
22.01 Consents and Approvals. Whenever in this Lease Lessee is entitled to exercise some right or option with the prior written consent or approval of Lessor, such consent or approval shall not be unreasonably withheld or delayed.
22.02 Estoppel Certificate. Lessee shall, within twenty (20) days following receipt of a written request from Lessor, execute, acknowledge and deliver to Lessor or to any lender or purchaser of prospective lender or purchaser designated by Lessor, a written statement certifying (i) that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modifications), (ii) the date on which rent has been paid, and (iii) that there are not, to Lessee’s knowledge, any uncured defaults (or specifying such defaults if any are claimed). Lessee’s failure to deliver such statement within such period shall be conclusive upon Lessee that this Lease is in full force and effect and unmodified, and that there are not presently existing defaults on the part of Lessor hereunder.
Prior to or upon execution of this Lease, Lessor shall execute, acknowledge and deliver to Lessee, or to any lender of Lessee, a Landlord Consent and Estoppel in the form of Exhibit C attached hereto and made a part hereof, or in such other form as may be reasonably acceptable to Lessee’s lender and Lessor. Such form shall include a waiver of any landlord lien.

22.03 Recording of Memorandum of Lease. If requested by either party, a memorandum of Lease, containing the information required by law shall be prepared, executed by both parties and filed for record.
22.04 Indemnification for Leasing Commissions. Each party hereto shall indemnify and hold harmless the other party from any and all liability incurred in connection with the negotiation or execution of this Lease for any real estate broker’s leasing commission or finders fee which has been earned by a real estate broker or other person on such party’s behalf.
Lessor shall pay Lessee’s broker, NTS Commercial Realty, Inc. through its Broker, Commercial Kentucky, Inc. a fee of four percent(4%) of the net rent for the initial term of the Lease, fifty percent(50%) of which shall be payable at Lease execution and fifty percent (50%) at commencement of the Lease.
22.05 Additional Provisions. Additional provisions of this Lease, if any, are set forth in an Addendum to the Lease which is attached hereto and made a part hereof.
22.06 Complete Agreement; Amendments. This Lease, including all Exhibits, Riders and Addenda, constitutes the entire agreement between the parties; it supersedes all previous understandings and agreements between the parties, if any, and no oral or implied representation or understandings shall vary its terms; and it may not be amended except by a written instrument executed by both parties hereto.
22.07 Successors and Assigns. This Lease and the respective rights and obligations of the parties hereto shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto; provided however, that Lessor, its successors and assigns shall be obligated to perform Lessor’s covenants under this Lease only during and in respect of their successive periods of ownership during the term of this Lease; and provided further that an assignment by Lessee in violation of the provisions of this Lease shall not vest any right, title or interest in the assigns.
22.08 Severability of Invalid Provisions. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired and such remaining provisions shall remain in full force and effect.
22.09 Definition of the Relationship Between the Parties. Lessor shall not, by virtue of the execution of this Lease or the leasing of the Premises to Lessee, become or be deemed a partner of or joint venturer with Lessee in the conduct of Lessee’s business on the Premises or otherwise.
22.10 Certain Words, Gender and Headings. As used in this Lease, the word “person” shall mean and include, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for the singular and the singular for the plural, where appropriate; and words of any gender shall include any other gender. The topical headings of the several paragraphs of this Lease are inserted only as a matter of convenience and referenced, and do not affect, define, limit or describe the scope or intent of this Lease.
22.11 Quiet Enjoyment. As long as Lessee is not in default of any provisions of this Lease, Lessee shall have quiet enjoyment of the Premises.
22.12 Non-Disturbance. Lessor will use reasonable, good faith efforts to provide non-disturbance agreements with all mortgagees in such form as may be reasonably acceptable to Lessor’s lender and Lessee.
22.13 Building Access. Lessee shall have access to Premises seven days a week, twenty four hours per day.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

WITNESS AS TO LESSOR:	LESSOR: Oakland 2600/2700, LLC

/s/ Judy Hargadon

/s/ Stephan F. Gray	BY:	/s/ James Boland

President

WITNESS AS TO LESSEE:	LESSEE:

/s/ Frank D. Springer	United States Pharmaceutical Group, LLC.

/s/ Heather L. Last	BY:	/s/ Glenn Parker

Glenn Parker, CEO

[Legal Department /s/ J. Weingard Approved 11/21/07]

EXHIBIT A
The Premises
This Exhibit to be deleted and replaced with correct Exhibits when plans are finalized.

83'-0 1/2"
WAREHOUSE SUPERVISORS
TELEPHONE
STORAGE
UTILITIES/ ELECTRIC
WAREHOUSE MANAGER
COPY/MAIL/FAX ROOM
MAIL SLOTS
FAX
FILES
LIBRARY
LUNCHROOM
CONFERENCE A
7' X 8' CUBICLES (TYPICAL)
GENERAL MANAGER
KITCHEN/VENDING
STORAGE
CONFERENCE B
CL
VESTIBULE
WOMEN
MEN
MARIAN
ANN
JACK
JANITOR
RECEPTIONIST
CONFERENCE C
DISPLAY
WAITING
ENTRY
N
NOCK-OUT PANELS, INSTALL O.H. DOORS
ADING DOCK PIT, LEVELER & BUMPER GUARDS
EXISTING, SEE DETAILS

Exhibit A

Exhibit A-1
The Premises
This Exhibit to be deleted and replaced with correct Exhibits when plans are finalized.

K&I LUMBER
N 18° 48' 13" W
297.27'
S 71° 11' 47" W
250'
LOT 3
PROPOSED BUILDING
PREMISES
INTEGRAL CURB & WALK
HANDICAP RAMP
11 SPACES @ 9' O.C.
8 SPACES @ 9' O.C.
12 SPACES @ 9' O.C.
N 71° 11' 47" E
EXISTING YSA FACILITY
MEDIAN CURB
247'
TRUCK LOADING
TRUCK LOADING
EXISTING TRANSFORMER
EXISTING SPLICE BOX
PLANTING AREA (FUTURE PVMT)
EX. RETAINING WALL
LIQUID-DRI-FOODS
470.00'
VERTICAL CURB & GUTTER
15 SPACES @ 9' O.C.
15 SPACES @ 9' O.C.
MEDIAN CURB
CURB CUT (SEE DETAIL)
CURB CUT (SEE DETAIL)
60'
15 SPACES @ 9' O.C.
15 SPACES @ 9' O.C.
EXISTING PARKING
S 18° 48' 13" E
12.17'
297.27'
MEDIAN CURB
EXISTING VERTICAL CURB
EXISTING PARKING

Ex A-1

2

EXHIBIT B
Lessor, at its expense, shall deliver mutually agreed upon improvements to the Premises in turn-key fashion in accordance with the construction plans attached hereto as Exhibit D (the “Construction Plans”), with standard finishes similar to those of other lessees within the development such as Toshiba, Cincinnati Bell, Bath Fitters, and Sullivan Shein (the “Lessee Finishes”). Lessee Finishes include solid core doors with sidelight, 9-10 foot ceiling heights, 2’x 2’ reveal-edge acoustical tile and grid, deep cell parabolic fixtures, paint on drywall (up to three colors) and metal studs, and commercial grade carpet with carpet base, two dock high doors, and fully air-conditioned warehouse. A list of all building standard materials is attached hereto as Exhibit B-1 and made a part hereof. Said listing shall also be included in the Construction Plans and specifications.
Space planning services by Tucker, Booker, Donhoff will be provided by Lessor who is also responsible for all hard and soft costs associated with Lessee finishes.
Lessor, at its expense, shall provide for Lessee’s electrical needs to effectively service the Premises with 480/277 volt power and use of a step-down transformer for office requirements.
Lessee, at its expense, shall provide for its telephone and data requirements through its own service provider. Lessor will cooperate with Lessee and its agents should Lessee bring fiber to the Premises.
Lessor, at its expense, shall provide for Lessee’s turn-key HVAC needs.
Lessor shall allow Lessee, at Lessee’s expense, to place a generator directly behind the Premises subject to Lessor’s review and approval of location. Lessee will incur no additional Rent, or other charges, for the generator.
The building and Premises shall be fully ADA compliant and in compliance with all applicable laws, regulations and ordinances. Lessor warrants that on the Commencement Date all Building systems, including plumbing, electrical, HVAC and mechanical will be in good working order and in conformance with all applicable codes.
The Lessee Finishes shall be completed in a good and workmanlike manner and be of a first class quality. On the Commencement Date, all Lessee Finishes shall be in good working order and in compliance with all applicable codes. Except for telephone and data cabling and equipment, Lessee shall bear no cost with respect to the Lessee Finishes.

3

EXHIBIT C
LANDLORD CONSENT AND ESTOPPEL
This LANDLORD CONSENT AND ESTOPPEL (this “Consent and Estoppel”) is made and entered into as of the  _____  day of November, 2007 by and among OAKLAND 2600/2700, LLC (“Landlord”), UNITED STATES PHARMACEUTICAL GROUP, LLC (“Tenant”), and CAPITALSOURCE FINANCE LLC (“CapitalSource”). Landlord and Tenant are parties to the Lease dated  __________ ____, 2007 (the “Lease”) for certain premises including the real property and building located at 12530 Westport Road, Louisville, Kentucky 40245, as more particularly described in the Lease (herein, the “Premises”).
Tenant, as a borrower, is a party to that certain Joinder Agreement and Second Amendment to Third Amended and Restated Revolving Credit, Term Loan and Security Agreement dated August 31, 2007, which incorporates by reference that certain Third Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated April 11, 2007, as amended by that certain First Amendment to Third Amended and Restated Revolving Credit, Term Loan and Security Agreement dated August 29, 2007 (as amended, restated, supplemented or otherwise modified from time to time, collectively, the “Loan Agreement”) with CapitalSource, as lender, pursuant to which Tenant has granted and CapitalSource has acquired a first priority lien in certain collateral defined on Schedule 1 attached hereto (the “Collateral”). The foregoing lien shall be referred to herein as the “CapitalSource Lien.” Landlord hereby acknowledges and agrees that as of the date of this Consent and Estoppel, it holds no security interest in the Collateral nor does it hold any lien (or have any intention to acquire a lien) covering all or any portion of the Collateral. Capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.
At the request of Tenant and CapitalSource, Landlord hereby represents and warrants to and covenants in favor of CapitalSource, its heirs, successors and assigns, that as of the date hereof: (a) the Lease represents the entire agreement between Landlord and Tenant with respect to the Premises and has not been modified, supplemented or amended in any way and is in full force and effect; (b) current monthly rental payments under the Lease are $0; (c) the current term under the Lease is scheduled to expire  _____  , with no options to renew; (d) to the best of Landlord’s knowledge, Tenant is not in default in the payment of any rent, additional rent or other charges under the Lease, nor in the performance of any other obligation of Tenant under the Lease; (e) Tenant has not granted Landlord any lien or security interest in any property or assets of Tenant, including, without limitation, the Collateral, whether now owned or hereafter acquired; and (f) in the enforcement of the rights of CapitalSource, its successors and assigns, any part or all of the Collateral, including without limitation any books and records related thereto (the “Books and Records”), may be removed by CapitalSource or its agent or representative from the Premises and upon removal shall be free and clear of any and all claims and liens of Landlord, whether in law, contract or equity, of Landlord thereto; provided, however, that (i) in the event Landlord terminates the Lease, CapitalSource shall be allowed reasonable access, upon at least one (1) days’ prior notice to Landlord, of entry into or onto the Premises for a period of thirty (30) days following the Termination Date (as defined below) in order to exam, copy and remove the Books and Records and to remove the Collateral in a manner that does not interfere with the operations of Landlord or for only so long as necessary for CapitalSource to remove the Collateral or conclude its examination of and copying of the Books and Records without thereby assuming the Lease or incurring any other obligations of Tenant; (ii) CapitalSource shall promptly repair any and all damage to the Premises, if any, caused by CapitalSource or its agents or representatives resulting from the removal of Collateral; and (iii) CapitalSource shall conduct the removal in a reasonable fashion and at a reasonable time. Notwithstanding anything to the contrary contained herein, CapitalSource shall be allowed reasonable access at any time during the term of the Lease (and any extensions thereof) to review the Books and Records for the purpose of examining and copying (all at CapitalSource’s expense) the Books and Records.
Landlord agrees to provide CapitalSource with a copy of any notice of a breach, default or an event of default under the Lease (“Default Notice”) simultaneously with the delivery of same to Tenant at the following address (“Notice Address”):
CapitalSource Finance LLC
4445 Willard Avenue, 12th Floor
Chevy Chase, Maryland 20815
Attention: Healthcare and Specialty Finance, Portfolio Manager
Facsimile:  _____________

1

Upon receipt of such Default Notice, CapitalSource shall have the right, but not the obligation, to cure such breach, default or event of default within twenty (20) days after receipt of such Default Notice. Any payment made or act done by CapitalSource to cure any such default shall not constitute an assumption of the Lease or any obligations of Tenant.
In addition to the foregoing, Landlord agrees to deliver to CapitalSource written notice of Landlord’s intent to exercise any of its remedies under the Lease (“Termination Notice”) at the Notice Address no less than sixty (60) days’ prior to the exercise of such remedies and which Termination Notice shall specify the date of termination of the Lease (the “Termination Date”).
Landlord subordinates to the rights of CapitalSource each and every security interest, lien or other right which Landlord now has, or may hereafter have, arising under statute, by contract or otherwise, to levy or distrain upon for rent, in arrears, in advance, or both, or to claim or assert any title or interest in and to the Collateral including any Books and Records; provided, that, Landlord shall not exercise any rights or remedies with respect to any of the Collateral until all liabilities owing by Tenant to CapitalSource shall have been fully repaid and the financing agreements among Tenant, the other borrowers named in the Loan Agreement and CapitalSource have been terminated.
Landlord acknowledges, understands and agrees that CapitalSource, at any time and from time to time, may change or amend CapitalSource’s financial agreements with Tenant (including without limitation the Loan Agreement) without the consent of or notice to Landlord without incurring responsibility to Landlord and without impairing or releasing any of CapitalSource’s rights or any of the obligations of Landlord under this Consent and Estoppel, and provided further that no such change shall modify the obligations of the Landlord hereunder. This Consent and Estoppel shall be binding upon Landlord, its heirs, successors and assigns.
[Signature page follows]
IN WITNESS WHEREOF, the undersigned has executed and is delivering this Consent and Estoppel intending to be legally bound hereby as of November  _____  , 2007.

LANDLORD:

OAKLAND 2600/2700, LLC

By:

Name:
Title:

TENANT:

UNITED STATES PHARMACEUTICAL GROUP, LLC

By:

Name:
Title:

CAPITALSOURCE:

CAPITALSOURCE FINANCE LLC

By:

Name:
Title:

2

Schedule 1
Collateral
All right, title and interest in and to all personal and fixture property of every kind and nature of Tenant including:
(i) all of Tenant’s tangible personal property, including without limitation all present and future Inventory and Equipment (including items of equipment which are or become Fixtures), now owned or hereafter acquired;
(ii) all of Tenant’s intangible personal property, including without limitation all present and future Accounts, securities, contract rights, Permits, General Intangibles, Chattel Paper, Documents, Instruments and Deposit Accounts, Letter-of-Credit Rights and Supporting Obligations, rights to the payment of money or other forms of consideration of any kind, tax refunds, insurance proceeds, now owned or hereafter acquired, and all intangible and tangible personal property relating to or arising out of any of the foregoing;
(iii) all of Tenant’s present and future Government Contracts and rights thereunder and the related Government Accounts and proceeds thereof, now or hereafter owned or acquired by such Tenant; provided, however, that CapitalSource shall not have a security interest in any rights under any Government Contract of Tenant or in the related Government Account where the taking of such security interest would be a violation of an express prohibition contained in the Government Contract (for purposes of this limitation, the fact that a Government Contract is subject to, or otherwise refers to, Title 31, § 203 or Title 41, § 15 of the United States Code shall not be deemed an express prohibition against assignment thereof) or is prohibited by applicable law; and
(iv) any and all additions to any of the foregoing, and any and all replacements, products and proceeds (including insurance proceeds) of any of the foregoing.

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